Exhibit 10.71

SPECIAL CONTRACT FOR

NATURAL GAS TRANSPORTATION SERVICE

Whereas, ENSTAR Natural Gas Company ("Company”), and Chugach Electric Association, Inc. ("Customer”) desire to enter into a contract for the transportation of Customer’s natural gas; and

Whereas, the Customer is certificated to provide electric public utility service in and around Anchorage, Alaska; and

Whereas, since April 2008, the Company has transported natural gas to the Customer’s Beluga Power Plant under the Company’s Very Large Firm Transport (VLFT) Tariff (“Tariff”) utilizing a VLFT transportation service agreement with Marathon Oil Company (Marathon); and

Whereas, Marathon terminated the VLFT service agreement effective September 30, 2010; and

Whereas, the Customer has an immediate need for the transportation of Gas to supply its Beluga Power Plant; and

Whereas, due to the changes in Cook Inlet natural gas production since 2008, the Company is no longer able to provide VLFT service to the Beluga Power Plant at the level desired by the Customer year round on a firm basis; and

Whereas, the Customer has asked the Company whether it can provide limited firm transportation service beginning November 15, 2010, through March 31, 2011, and firm transportation service from April 1, 2011 through October 31, 2011; and

Whereas, because of the urgent and temporary situation facing the Customer, the Company is willing to provide transportation service on a limited firm basis for the period commencing on November 15, 2010 and ending on March 31, 2011 (“Period I”); and

Whereas, the Company is further willing to provide transportation service on a firm basis on April 1, 2011 and ending on October 31, 2011 (“Period II”); and

Whereas, by doing so, the Company is not undertaking any express or implied commitment to the Customer beyond the term of this Special Contract, and is not agreeing that it has any obligation to serve the Customer;

Be it Resolved that due to the unique circumstances of the Customer's short-term transportation service requirements qualify it for a special contract; and

Further Resolved that the Company is willing to do what it can to support the Customer’s needs under the terms stated below, provided that it does not interfere with its ability to meet other, existing firm delivery obligations.

In consideration of the covenants and conditions in this Special Contract, the parties agree as follows:

ARTICLE I

PARTIES

1.1	The parties to this contract are ENSTAR Natural Gas Company, a division of SEMCO Energy, Inc. (“Company”) and Chugach Electric Association, Inc. (“Customer”).

ARTICLE II

TERM

2.1	Term

2.1.1  The full term of this Special Contract shall be from November 15, 2010 through October 31, 2011.  Any extension of term will be by mutual agreement of both parties, in writing, at least 90 days prior to the expiration date of the full term.

2.1.2  Period I (Limited Firm Transportation Service) shall be from November 15, 2010 through March 31, 2011.

2.1.3   Period II (Firm Transportation Service) shall be from April 1, 2011 through October 31, 2011.

ARTICLE III

MODIFIED TARIFF PROVISIONS

3.1	Transportation of Gas

The Company agrees to transport up to a maximum of 20,000 thousand cubic feet per day (Mcf/d) during Period I (Limited Firm Transportation Service) and Period II (Firm Transportation Service).  This is the Contract Peak Demand.  To assist the Company in providing this service, the Customer shall provide the Company with the forecasts and nominations required by Sections 1605c and 1605d of the Company’s Tariff, including but not limited to the Monthly and Daily nominations required by Sections 1605d(1) and 1605d(3), and adhere to the balancing provisions as set out in Section 1605e.

3.2	Price

In both Period I and Period II, in consideration of the Services provided by the Company to the Customer, the Customer shall pay the Company the rates in the Company's Tariff Schedule VLFT (Sections 2150b, 2150c, and 2150d) with the exception of the monthly demand charge as set forth and defined in Section 2150b.  The Monthly Demand Charge under this Special Contract will be $40,000. The Monthly Demand Charge set forth in the previous sentence is a discount from the firm charge multiplied by the Contracted Peak Demand.  The Customer will also reimburse the Company for all tariffed charges incurred to transport gas on the west side of Cook Inlet by the Company to provide Services under this Special Contract. Exhibit A provides an example of when the Company may incur west side transportation fees to provide Services under this Special Contract.   The terms of Section 2150a of the Company’s Tariff shall also apply, except that a separate Very Large Firm Transportation Service Agreement is not required.

3.3	Period I Services

3.3.1
During Period 1, the Company will use commercially reasonable efforts to provide transportation services to the Customer up to the Contracted Peak Demand. However, the Company will not incur transportation fees to support this Special Contract except when such transportation fees are reimbursable by the Customer, as provided for in Article 3.2.  The Company is not required to curtail services to other firm service customers to provide transportation services under this Special Contract.

Exhibit B is a pressure table that describes the possible delivery volumes at the range of pressures that are anticipated after Customer completes re-piping at Beluga Power Plant.  Customer must complete re-piping at the Beluga Power Plant to accommodate the delivery pressures that may vary between 450 pounds per square inch (psi) and 850 psi.  Customer acknowledges that its failure to complete the necessary re-piping work will limit its ability to accept gas with a pressure of less than 725 psi.  If Customer does not complete the re-piping, gas will be delivered at a minimum of 725 psi from the ENSTAR/APC pipeline. The Customer accepts responsibility for timely completing the necessary re-piping work.

3.3.2
If the Company is unable to deliver the Contracted Peak Demand, the Customer agrees to waive reimbursement from the Company for any Interruption Expense it might incur as defined by the Company’s Tariff Section 1205 (Interruption Cost) for Period I.   The pricing agreed to in this Special Contract, which covers the full period of the agreement (Periods I and II), is structured with a price discount to acknowledge Limited Firm Transportation Service provided by the Company during Period I.

3.3.3
The Company will not be responsible for any damages the Customer may incur as the result of the Company’s inability to meet the Contracted Peak Demand during Period I – Limited Firm Transportation Service, including reimbursement for any Interruption Costs as specified in Article 3.3.2 above.

3.3.4
The Company and the Customer will work together to utilize the steps defined in the 2009 Gas Emergency Agreement Letter to maintain adequate transmission and distribution pressures in the Company’s transportation system during any gas supply emergency.

3.3.5
If the Customer incurs Interruption Expense as a result of curtailment or interruption of any or all of the transportation of the Contracted Peak Demand during Period I, it is not entitled to reimbursement of those Interruption Expenses by the Company.  This Special Contract does not affect the Customer’s right for reimbursement if the Customer incurs Interruption Expenses for events unrelated to curtailment or interruption of the transportation of the Contracted Peak Demand.  Examples of events that could cause interruption or curtailment are presented in Exhibit C.

3.4	Nominations and Balancing

3.4.1
Nominations shall be provided to ENSTAR Gas Control in writing and confirmed with ENSTAR Gas Control before gas flows.   The Customer agrees to provide the initial transportation nominations by 12:00 PM (noon) each day prior to requesting transportation service.  The customer will nominate gas into the ENSTAR system on a daily basis using four (4) standard nomination periods in a day (24 hour period starting at 12:00 AM through 11:59 PM (midnight)):

a. 12:00 AM to 6:00 AM

b. 6:00 AM to 12:00 PM

c. 12:00 PM to 6:00 PM

d. 6:00 PM to 11:59.59 PM

The Customer will nominate gas based on an average load calculation for each intra-day nomination period.  The Company and Customer understand that Customer deliveries will vary from the average based on actual (instantaneous) generation requirements.

3.4.2	Customer will comply with Daily balancing tolerances per the Tariff. The Customer will schedule daily gas balance accrual settlement on a weekly basis.

3.4.3
Customer acknowledges that events outside the control of the Company may limit the Company’s ability to transport natural gas. These events include: Cold Weather, either severe cold or continuously cold temperatures which may reduce the Company’s line pressures; and restricted supplies of natural gas available from west side producers.  The Company will communicate with the Customer to provide reasonable notification of possible transportation constraints.  In the event of transportation constraints under this article, to the extent possible, the Company will reduce transportation services gradually. The Company will notify Customer as soon as it is aware of an impending delivery constraint, and will endeavor to avoid sudden or instantaneous restrictions of gas to the Beluga Power Plant.

ARTICLE IV

DELIVERY/RECEIPT POINTS

4. 1          Delivery Point

The Delivery Point for this Special Contract is the Customer’s Beluga Power Plant at the Company’s Metering Station #B253, Meter 8107.

4.2.          Receipt Points

4.2.1        Period 1 Receipt Points

Period I Receipt Points are as follows:

a.	Interconnection of the KNPL – APC Kenai pipelines: Station K681, Meter

411.  Suppliers and Supplier contact information:

ConocoPhillips Company (“COP”) and ConocoPhillips Alaska, Inc. (“CPAI”)
Attention:	Cook Inlet Marketing
Cook Inlet Control
Telephone:	(907) 265-1605
(907) 263-4704 or cell: (907) - 748-5966
Facsimile:	(918) 662-6895
E-mail:	von.l.hutchins@conocophillips.com
brandy.ostrinsky@conocophillips.com

b.	Interconnection of the Beluga River Unit – APC Beluga pipelines: Station

B601.  Suppliers and Supplier contact information:

ConocoPhillips Company (“COP”) and ConocoPhillips Alaska, Inc. (“CPAI”)
Attention:	Cook Inlet Marketing
Cook Inlet Control
Telephone:	(907) 265-1605
(907) 263-4704 or cell: (907) – 748-5966
Facsimile:	(918) 662-6895
E-mail:	von.l.hutchins@conocophillips.com
brandy.ostrinsky@conocophillips.com

Union Oil of California (“Union”)
Attention:	Gas Control
Cc:	Commercial Manager
Telephone:	(907) 283-2552
(907) 263-7800
Facsimile:	(907) 263-7847
E-mail:	MCBUAKGC@chevron.com
Cc:	orrga@chevron.com

4.2.2        Period 2 Receipt Points

Period 2 Receipt Points are as follows:

a.	Interconnection of the KNPL – APC Kenai pipelines: Station K681, Meter

411.  Suppliers and Supplier contact information:

ConocoPhillips Company (“COP”) and ConocoPhillips Alaska, Inc. (“CPAI”)
Attention:	Cook Inlet Marketing
Cook Inlet Control
Telephone:	(907) 265-1605
(907) 263-4704 or cell: (907) – 748-5966
Facsimile:	(918) 662-6895
E-mail:	von.l.hutchins@conocophillips.com
brandy.ostrinsky@conocophillips.com

Marathon Alaska Production LLC
Attention:	Gas Supply and Transportation Representative
Telephone:	(907) 283-1308
Facsimile:	(907) 283-6175
E-mail:	fwbassetti@marathonoil.com

b.	Interconnection of the KKPL – APC Kenai pipelines: Station K680, Meter

601.  Suppliers and Supplier contact information:

Marathon Alaska Production LLC
Attention:	Gas Supply and Transportation Representative
Telephone:	(907) 283-1308
Facsimile:	(907) 283-6175
E-mail:	fwbassetti@marathonoil.com

ARTICLE V

APPLICABILITY OF THE COMPANY'S TARIFF

5.1	Tariff

Except as expressly modified by this Special Contract, all of the terms and conditions of the Company's Tariff (RCA No. 4) shall apply to the Services provided by the Company to the Customer under this Special Contract, including without limitation Section 1200 (Interruption).  Further, due to the anticipated average and peak daily demand of the Customer, the following Sections of the Company's Transportation provisions will apply: Section 1605c (Forecasts), Section 1605d (Nominations), Section 1605e (Balancing), Section1605f (Pressure), 1605g (Measuring Stations), Section 1605h (Measurement), and Section 1605j (Credit and Billing).

5.2	Balancing

With respect to Balancing (Section 1605e) the Customer's daily nominations will be compared to the actual volumes delivered to the Customer for the purposes of applying the Daily Balancing Tolerances and computing Over or Under Supply (Sections 1605e(3) and 1605e(4)).

5.3	The Company's Tariff

The Customer acknowledges that it has a copy of the Company's Tariff RCA No. 4 and is familiar with its provisions.

ARTICLE VI

RCA APPROVAL

6.1	RCA Approval

The Parties understand that this Special Contract does not take effect without the prior approval of the Regulatory Commission of Alaska and is, at all times, subject to revisions by the Commission.   This Special Contract shall be effective on the date of a final order by the RCA approving this Special Contract.

6.2	Termination Due to Form of RCA Approval or Amendment

ln the event that revisions to this Special Contract are required by the RCA or any other governmental body acting within its jurisdiction and the revisions are not acceptable to either party, either party may terminate this Special Contract by giving notice under this Article 6.2 within thirty (30) days of receipt of the order requiring the revisions.

ARTICLE VII

ADDRESSES

7.1           Notices

All notices, except as provided for nominations or billings, shall be given in writing at the address set forth below. Notice shall be deemed to have been given when received by the Company or the Customer at those addresses.

7.1.1           FOR THE COMPANY:

For Transportation Nominations from the Customer, Scheduling and Day to Day Operations:

ENSTAR Natural Gas Control
ATTN:  Gas Control
Physical Address:
401 E. International Airport Road
Anchorage, AK  99518
Mailing Address:
P.O. Box 190288
Anchorage, AK  99519-0288
Telephone:	907 334-7788
Facsimile:	907 334-7779
E-mail:	EnstarGasControl@enstarnaturalgas.com

For Payments:

ENSTAR Natural Gas Company
ATTN:  General Accounting Supervisor
Physical Address:
3000 Spenard Road
Anchorage, AK  99503
Mailing Address:
P.O. Box 190288
Anchorage, AK  99519-0288
Telephone:	907 334-7628
Facsimile:	907 272-3403
E-mail:	natalia.nelson@enstarnaturalgas.com

For all other Notices:

ENSTAR Natural Gas Company
Attention:	Manager, Gas Supply &
Supervisor, Business Development
Address: Physical:	3000 Spenard Road
Anchorage, AK 99503
Mailing:	P. O. Box 190288
Anchorage, AK 99519
Telephone:	(907) 334-7756
Facsimile:	(907) 334-7671
E-mail:	Mark.Slaughter@enstarnaturalgas.com
Inna.Johansen@enstarnaturalgas.com

7.1.2       FOR THE CUSTOMER:

For Scheduling and Day to Day Operations:

Attention:	Director System Control
cc:	Manager, Fuel Supply
Address: Physical:	5601 Electron Drive
Anchorage, AK 99518
Mailing:	P.O. Box 196300
Anchorage, AK 99519
Telephone:	(907) 762-4779
Facsimile:	(907) 762-4792
E-mail:	burke_wick@chugachelectric.com
andrew_white@chugachelectric.com

For Billings and Payment:

Attention:	Director System Control
Address: Physical:	5601 Electron Drive
Anchorage, AK 99518
Mailing:	P.O. Box 196300
Anchorage, AK 99519
Telephone:	(907) 762-4779
Facsimile:	(907) 762-4792
E-mail:	burke_wick@chugachelectric.com

For All Other Notices:

Attention:	Director System Control
Address: Physical:	5601 Electron Drive
Anchorage, AK 99518
Mailing:	P.O. Box 196300
Anchorage, AK 99519
Telephone:	(907) 762-4779
Facsimile:	(907) 762-4792
E-mail:	burke_wick@chugachelectric.com

ARTICLE VIII

OTHER TERMS

8.1	Indemnification

The Customer will indemnify, defend and hold the Company harmless against any and all claims by other Cook Inlet purchasers or producers concerning the purchasing of Gas or the priority of Gas taken under this Special Contract.

8.2	Limit of Obligation

By making this commitment to transport Gas to the Customer, the Company is not agreeing that it has any obligation, beyond the term of this Special Contract, to transport Gas to the Customer’s Beluga Power Plant.

8.3	Gas Availability

This Special Contract is contingent upon the Customer securing sufficient commitment of Gas from its suppliers and delivery of such gas to the Receipt Points.

ARTICLE IX

MISCELLANEOUS

9.1	Binding Upon Successors

This Special Contract shall be binding upon and inure to the benefit of the legal representatives, successors and assigns of the parties.  Except as provided below, neither party may assign its rights and obligations under this Special Contract without first obtaining the written consent of the other.  Consent is not required if all or substantially all of the assets of the Company or the Customer are acquired by another person or the Company or the Customer is merged, consolidated or reorganized with another person, provided that the assignee assumes in writing the assignor’s obligations under this Special Contract.  Nothing contained in this Article shall prevent either party from pledging or mortgaging its rights under the Special Contract for security of its indebtedness.

9.2	Special Contract Not to be Construed Against Either Party as Drafter

The parties recognize that this Special Contract is the product of the joint efforts of the parties and agree that it shall be construed according to its plain meaning and shall not be construed against either party as drafter.

9.3	Entire Agreement

This Special Contract, including Exhibits A through C and the Company’s Tariff, constitutes the entire agreement and understanding between the parties concerning the subject matter of this transaction, and all prior agreements, understandings and representations, whether oral or written, concerning this subject matter are superseded by this written Special Contract.  No amendment to this Special Contract shall be binding on either party until reduced to writing and signed by the parties.

9.4	Headings

The headings throughout this Special Contract are for reference purposes only and shall not be considered in interpreting this Special Contract.

9.5           No Incidental or Consequential Damages

Neither party shall have any liability to the other for incidental or consequential damages resulting from this Special Contract.

9.6	No Intended Third-Party Beneficiary

The parties understand and agree that no person or entity is an intended third party beneficiary of this Special Contract.

IN WITNESS WHEREOF, the parties have executed this Special Contract in two (2) originals.

Chugach Electric Association, Inc.

By:	/s/ Bradley W. Evans

Title:	CEO

Date:	October 15, 2010

ENSTAR Natural Gas Company, a Division of SEMCO Energy, Inc.

By:	/s/ Colleen Starring

Title:	President

Date:	Oct. 15, 2010

Exhibit A

Reimbursement of West Side Transportation Costs

If the COMPANY secures additional gas on the west side; i.e., gas from Trading Bay producers, to support transportation service under this contract the CUSTOMER agrees to reimburse the COMPANY for all transportation fees in Period I and Period II.

Example:

The Customer desires to have the Company transport 20,000 Mcf per day (Mcf/d) of gas to the Customer’s Beluga Power Plant but the Company’s Beluga pipeline pressures are at 550 pounds per square inch (psi), allowing only 10,000 Mcf/d to be delivered to the Beluga Power Plant.  The Company may secure additional west side gas of 20,000 Mcf/d via the Marathon operated CIGGS and BPL pipelines to increase the Company’s Beluga Pipeline pressures sufficient to allow the 20,000 Mcf/d transport to occur.  The Customer will reimburse the Company for transportation costs on the CIGGS & BPL pipelines for the additional 10,000 Mcf/d gas necessary to deliver the entire 20,000 Mcf/d.

Exhibit B

Indicative Pressure Table

Beluga Pressure (PSI)	CEA Delivery (Mcf/d)
600	20,000
575	15,000
550	10,000
525	5,000
500	0

The table above will apply after Chugach Electric Association completes the re-piping project at the Beluga Power Plant to allow for lower pressure gas deliveries from the ENSTAR/APC Beluga Pipeline B601, 8107 meter.  If CEA does not complete the re-piping, gas will be delivered with a minimum pressure of 725 psi from the ENSTAR/APC Beluga pipeline.

Exhibit C

Events That Could Cause Interruption

1.	Cold weather
a.	Severe cold (typified by loss of line pressure for 3 to 5 days).
i.	APC line pressure indicators.
b.	Continuous cold (typified by loss of line pressure over time (5 to 7 days)).
i.	APC line pressure indicators.
2.	Restricted west side supply
a.	Low field production from west side suppliers.

Event management:

ENSTAR will provide reasonable notification to CEA of possible transportation constraint(s) due to a weather event and will exercise commercially reasonable efforts to reduce services under this Special Contract gradually.